UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement

Amendment to Administrative Services Agreement and Claims Administration Agreement

On February 1, 2012, Life of the South Insurance Company, an indirect wholly-owned subsidiary of Fortegra Financial Corporation (the "Company"), and National Union Fire Insurance Company of Pittsburgh, PA ("NUFIC"), entered into Amendment Four to the Administrative Services Agreement, as amended ("Amendment Four"). Amendment Four, which is effective as of January 31, 2012, provides for revised service levels and standards to be met by the Company in relation to the policies it administers for NUFIC.  These standards include sales file processing, direct mail application processing, fulfillment, client set-up, billing, settlements, commission processing and report.
On February 1, 2012, LOTSolutions, Inc., an indirect wholly-owned subsidiary of the Company and NUFIC, entered into Amendment Two to the Claims Services Agreement, as amended ("Amendment Two"). Amendment Two, which is effective as of January 1, 2012, provides for revised pricing and service levels and standards to be met by the Company in relation to the policy claims it administers for NUFIC. These standards include responses to written general correspondence, requests for claim forms, check traces, return mail, customer escalations, Customer Connect connectivity, claim processing and adjudication and report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: February 7, 2012	By:	/s/ Christopher D. Romaine
	Name:	Christopher D. Romaine
	Title:	Senior Vice President, General Counsel and Secretary